As filed with the Securities and Exchange Commission on September 20, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RBC Bearings Incorporated
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4372080 (I.R.S. Employer Identification No.)
One Tribology Center
102 Willenbrock Road
Oxford, CT 06478
(203) 267-7001
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John J. Feeney
Vice President, General Counsel and Secretary
One Tribology Center
102 Willenbrock Road
Oxford, CT 06478
(203) 267-7001
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Joshua N. Korff, P.C.
Sharon Freiman
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
(212) 446-4800

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer	☐
Non- accelerated filer ☐	Smaller reporting company	☐
	Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common stock, par value $0.01 per share
Preferred stock, par value $0.01 per share

(1)
An indeterminate aggregate initial offering price and number or amount of the securities is being registered as may periodically be offered at indeterminate prices. The securities being registered hereunder may be convertible into or exchangeable or exercisable for other securities of any identified class. In addition to the securities that may be issued directly under this registration statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby. Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of the entire registration fee, which will be paid from time to time in one or more offerings of securities to be made hereunder.

PROSPECTUS
RBC BEARINGS INCORPORATED
Common Stock
Preferred Stock
We may offer and sell from time to time shares of our common stock, par value $0.01 per share (the “common stock”), in amounts, at prices and on other terms to be determined at the time of the offering and to be described in an accompanying prospectus supplement. Additionally, we may offer and sell from time to time shares of our preferred stock, par value $0.01 per share (the “preferred stock” and, together with the common stock, the “securities”).
Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and each related prospectus supplement, together with the documents we incorporate by reference herein and therein, before you invest in any securities. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.
We may offer and sell our securities through one or more underwriters, dealers or agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis. We provide more information about how the securities may be offered and sold in the section titled “Plan of Distribution.” The prospectus supplement for each offering of our securities will describe in detail the plan of distribution for that offering.
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “ROLL.” The last reported closing sale price of our common stock on Nasdaq on September 16, 2021 was $212.24 per share. We will provide information in the prospectus supplement for the trading market, if any, for any preferred stock we may offer.

Investing in our securities involves risks. See the “Risk Factors” section beginning on page 3 of this prospectus, as well as the risk factors described in the “Risk Factors” sections in our most recent Annual Report on Form 10-K, each subsequent Quarterly Report on Form 10-Q, any applicable prospectus supplement and in the documents incorporated by reference herein or therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our securities or passed upon the adequacy or accuracy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 20, 2021.

We are responsible for the information contained in this prospectus, any prospectus supplement and any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not making an offer to sell any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing an automatic shelf registration process. Under this shelf process, we may periodically offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides a general description of our common stock and our preferred stock. Each time we offer our securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information, including information about us, contained in this prospectus. Therefore, before deciding to invest in any of our securities, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus that we may prepare and distribute together with the documents referred to under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

BASIS OF PRESENTATION
On July 24, 2021, RBC Bearings Incorporated (“RBC”) entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”) with ABB Asea Brown Boveri Ltd (“ABB”), pursuant to which RBC agreed to acquire (the “Pending Acquisition”) the Dodge Mechanical Power Transmission Business of ABB operated under the Dodge brand (“Dodge”). In connection with the Pending Acquisition, RBC will purchase all of the outstanding equity interests in certain entities and certain other assets relating to Dodge. Following the completion of the Pending Acquisition, RBC will assume the liabilities resulting from, arising out of or relating to Dodge, other than certain liabilities excluded by the Purchase Agreement.
The Pending Acquisition is expected to be completed in RBC’s third fiscal quarter ending January 1, 2022, subject to certain customary closing conditions as set forth in the Purchase Agreement, including regulatory review. In light of the significance of the Pending Acquisition, this prospectus incorporates by reference RBC’s Current Report on Form 8-K filed with the SEC on September 20, 2021, which contains (i) in Exhibit 99.1 thereto, the audited combined financial statements of Dodge as of and for the fiscal years ended December 31, 2020 and 2019 (the “Dodge Audited Financial Statements”), (ii) in Exhibit 99.2 thereto, the unaudited condensed combined financial statements of Dodge, which consist of the combined balance sheet as of June 30, 2021, the related combined statements of income and comprehensive income for the three and six months ended June 30, 2021 and 2020, and the combined statements of changes in equity and cash flows for the six months ended June 30, 2021 and 2020 (collectively, the “Dodge Unaudited Financial Statements” and, together with the Dodge Audited Financial Statements, the “Dodge Financial Information”) and (iii) in Exhibit 99.3 thereto, unaudited pro forma condensed combined financial information of our combined company, including (a) unaudited pro forma condensed combined statements of operations for the fiscal year ended April 3, 2021 and for the three months ended July 3, 2021 based on the historical financial statements of RBC and Dodge, combined and adjusted to give effect to the Pending Acquisition and the Financing Transactions (as defined below) as if they had occurred on March 29, 2020, the first day of RBC’s fiscal year 2021 and the beginning of RBC’s annual period presented in the unaudited pro forma condensed combined statements of operations and (b) an unaudited pro forma condensed combined balance sheet as of July 3, 2021 based on the historical financial statements of RBC and Dodge, combined and adjusted to give effect to the Pending Acquisition and the Financing Transactions as if they had occurred on July 3, 2021 (collectively, the “Pro Forma Financial Information”). The information included in this prospectus relating to the Pending Acquisition should be read in conjunction with RBC’s Current Report on Form 8-K filed with the SEC on September 20, 2021 in its entirety. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
The unaudited condensed combined financial statements of Dodge incorporated by reference herein were prepared on a basis consistent with the audited combined financial statements of Dodge. In the opinion of management, the unaudited condensed combined financial statements of Dodge include all adjustments, consisting only of normal and recurring adjustments, necessary for a fair statement of the results for those periods. The results of operations for any interim period are not necessarily indicative of the results to be expected for a full fiscal year or any future period.
Since RBC will be treated as the acquirer of Dodge for accounting purposes, the Pro Forma Financial Information is presented using RBC’s historical reporting periods. RBC and Dodge have different fiscal year end dates. As a result, Dodge’s revenues and net income for the three months ended March 31, 2021 are excluded from the unaudited pro forma condensed combined statements of operations for the fiscal year ended April 3, 2021. Dodge’s revenues and net income for the three months ended March 31, 2021, unadjusted for the impact of the Pending Acquisition and the Financing Transactions, were $169.0 million and $26.4 million, respectively.
The Dodge Financial Information incorporated by reference herein has been presented on a “carve-out” basis from ABB’s consolidated financial statements using the historical results of operations, cash flows, assets and liabilities of Dodge and include allocations of corporate expenses and shared expenses from ABB. These allocations reflect significant assumptions, and the combined financial statements may not fully reflect what Dodge’s financial position, results of operations or cash flows would have been had it been a standalone company during the periods presented. As a result, the Dodge Financial Information incorporated by reference herein is not necessarily indicative of Dodge’s future results of operations, financial position or cash flows.

The Pro Forma Financial Information incorporated by reference herein has been prepared solely for informational purposes. As a result, the Pro Forma Financial Information is not intended to represent and does not purport to be indicative of what our combined company’s financial condition or results of operations would have been had the Pending Acquisition and the Financing Transactions occurred at an earlier date or on the dates assumed. In addition, the Pro Forma Financial Information does not purport to project the future financial condition and results of operations of our combined company. The actual results of our combined company may differ significantly from those reflected in the Pro Forma Financial Information.
In this prospectus, unless we indicate otherwise or the context otherwise requires, references to “we,” “us,” “our,” “RBC” and the “Company” mean (i) for periods prior to the completion of the Pending Acquisition, RBC Bearings Incorporated and its consolidated subsidiaries and (ii) after giving effect to the Pending Acquisition, RBC Bearings Incorporated and its consolidated subsidiaries, which will include Dodge.
RBC has a fiscal year consisting of 52 or 53 weeks, ending on the Saturday closest to March 31. By contrast, the fiscal year for Dodge ends on December 31 of each year. In this prospectus, unless we indicate otherwise or the context otherwise requires, any reference to a year in the context of RBC’s financial data preceded by the word “fiscal” refers to the fiscal year ended on the Saturday closest to March 31 of that year. Any reference to a year not preceded by “fiscal” refers to a calendar year ending on December 31. Unless otherwise noted, any reference to a year in the context of Dodge’s financial data preceded by the word “fiscal” refers to the fiscal year ended December 31 of that year.
Certain amounts, percentages and other figures presented in this prospectus have been subject to rounding adjustments and therefore may not represent the arithmetic summation or calculation of the figures that precede them. All references in this prospectus to “$” mean U.S. dollars.

TRADEMARKS AND TRADE NAMES
We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsement or sponsorship by, us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available on our website at www.rbcbearings.com or the SEC’s website at www.sec.gov. Our website and the SEC’s website are included in this prospectus and any applicable prospectus supplement as inactive textual references only. The information contained on or accessible through our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus, except as expressly described in the following paragraph.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We incorporate by reference into this prospectus and any applicable prospectus supplement certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than any documents or portions thereof (including any exhibits included with such Items), that are not deemed “filed” with the SEC, including any information furnished under Item 2.02 or Item 7.01 of a current report on Form 8-K, unless otherwise expressly indicated therein), until all the securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied:
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our Annual Report on Form 10-K for the year ended April 3, 2021 filed with the SEC on May 21, 2021 (the “2021 10-K”);

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portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 30, 2021 that are incorporated by reference into Part III of the 2021 10-K;

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our Quarterly Report on Form 10-Q for the quarter ended July 3, 2021, filed with the SEC on August 5, 2021 (the “2022 10-Q”);

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our Current Reports on Form 8-K filed with the SEC on July 26, 2021, September 10, 2021 and September 20, 2021; and

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the description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on August 9, 2005, as amended by the description of our common stock contained in Exhibit 4.2 to the 2021 10-K and as further amended by any subsequent amendments or reports filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified, superseded or replaced by a statement or information contained in any subsequently filed document incorporated herein by reference. Any such statement so modified, superseded or replaced will not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus.
We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any and all of the documents incorporated

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by reference in this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the following address:
RBC Bearings Incorporated
Attention: Secretary
One Tribology Center
102 Willenbrock Road
Oxford, CT 06478
(203) 267-7001

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, such as statements regarding the expected completion and timing of the Pending Acquisition and the Financing Transactions, our future financial condition or results of operations, our prospects and strategies for future growth, the development and introduction of new products, and the implementation of our marketing and branding strategies. In many cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” “could,” “continues,” “predicts,” “potential” or other comparable terminology, or the negative of such terms.
We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation:
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we may not complete the Pending Acquisition within the time frame we anticipate or at all;

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we may not complete the Financing Transactions on terms acceptable to us, within the time frame we anticipate or at all;

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we may fail to realize some or all of the anticipated benefits of the Pending Acquisition or those benefits may take longer to realize than expected;

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we may not be able to efficiently integrate Dodge into our operations;

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we have incurred significant transaction costs and may incur integration costs in connection with the Pending Acquisition;

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the bearing and engineered products industries are highly competitive, and this competition could reduce our profitability or limit our ability to grow;

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the loss of a major customer, or a material adverse change in a major customer’s business, could result in a material reduction in our revenues, cash flows and profitability;

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our results have been and are likely to continue to be impacted by the COVID-19 pandemic;

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weakness in any of the industries in which our customers operate, as well as the cyclical nature of our customers’ businesses generally, could materially reduce our revenues, cash flows and profitability;

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future reductions or changes in U.S. government spending could negatively affect our business;

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fluctuating supply and costs of subcomponents, raw materials and energy resources, or the imposition of import tariffs, could materially reduce our revenues, cash flows and profitability;

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our results could be impacted by governmental trade policies and tariffs relating to our supplies imported from foreign vendors or our finished goods exported to other countries;

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our products are subject to certain approvals and government regulations and the loss of such approvals, or our failure to comply with such regulations, could materially reduce our revenues, cash flows and profitability;

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the retirement of commercial aircraft could reduce our revenues, cash flows and profitability;

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work stoppages and other labor problems could materially reduce our ability to operate our business;

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unexpected equipment failures, catastrophic events or capacity constraints could increase our costs and reduce our sales due to production curtailments or shutdowns;

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we may not be able to continue to make the acquisitions necessary for us to realize our growth strategy;

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businesses that we have acquired or that we may acquire in the future may have liabilities that are not known to us;

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goodwill and indefinite-lived intangibles comprise a significant portion of our total assets, and if we determine that goodwill and indefinite-lived intangibles have become impaired in the future, our results of operations and financial condition in such years may be materially and adversely affected;

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we depend heavily on our senior management and other key personnel, the loss of whom could materially affect our financial performance and prospects;

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our international operations are subject to risks inherent in such activities;

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currency translation risks may have a material impact on our results of operations;

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we are subject to legislative, regulatory and legal developments involving income and other taxes;

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we may be required to make significant future contributions to our pension plan;

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we may incur material losses for product liability and recall-related claims;

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environmental and health and safety laws and regulations impose substantial costs and limitations on our operations, and environmental compliance may be more costly than we expect;

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our intellectual property and proprietary information are valuable, and any inability to protect them could adversely affect our business and results of operations; in addition, we may be subject to infringement claims by third parties;

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cancellation of orders in our backlog could negatively impact our revenues, cash flows and profitability;

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if we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud;

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litigation could adversely affect our financial condition;

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changes in accounting standards or changes in the interpretations of existing standards could affect our financial results;

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risks associated with utilizing information technology systems, including the risk of cyberattacks, could adversely affect our operations; and

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other risks and uncertainties discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and in any prospectus supplement.

The forward-looking statements contained in this prospectus, any prospectus supplement or the documents incorporated by reference are based on our current expectations and assumptions regarding our business, the economy and other future conditions and are subject to risks, uncertainties and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed or implied in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, performance or achievements. You are cautioned not to place undue reliance on these forward-looking statements.
Forward-looking statements speak only as of the date they are made, and unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.
You should carefully consider the risks specified under the section titled “Risk Factors” in this prospectus and any prospectus supplement and the documents incorporated by reference and in subsequent public statements or reports we file with or furnish to the SEC, before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or results of operations could be materially adversely affected, the trading prices of our securities could decline and you could lose all or part of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

PROSPECTUS SUMMARY
This summary does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus, the relevant prospectus supplement and the documents incorporated by reference herein and therein carefully before deciding to invest in our securities, especially the risks discussed under “Risk Factors” in this prospectus, any prospectus supplement, our 2021 10-K and our financial statements and the related notes included in our 2021 10-K before you decide to invest in our securities.
RBC Bearings
We are an international manufacturer and marketer of highly engineered precision bearings and products, which are integral to the manufacture and operation of most machines, aircraft and mechanical systems, to reduce wear to moving parts, facilitate proper power transmission, reduce damage and energy loss caused by friction, and control pressure and flow. While we manufacture products in all major bearings categories, we focus primarily on highly technical or regulated bearing products and engineered products for specialized markets that require sophisticated design, testing and manufacturing capabilities. We believe our unique expertise has enabled us to build a strong reputation as a trusted, leading supplier in many of the product markets in which we primarily compete. We currently have 43 facilities located in seven countries, of which 31 are manufacturing facilities. We currently operate under four reportable business segments: Plain Bearings; Roller Bearings; Ball Bearings; and Engineered Products.
We have demonstrated expertise in acquiring and integrating bearing and precision engineered component manufacturers that have complementary products or distribution channels and have provided significant margin enhancement. We have consistently increased the profitability of acquired businesses through a process of methods and systems improvement coupled with the introduction of complementary and proprietary new products. From 1990 through our fiscal year ended April 3, 2021, we have completed 27 acquisitions (excluding Dodge), which have broadened our end markets, products, customer base and geographic reach. Most recently, we entered into the Purchase Agreement with ABB on July 24, 2021, pursuant to which we agreed to acquire Dodge. Dodge is a leading manufacturer of mounted bearings and mechanical products with market-leading brand recognition. Dodge manufactures a complete line of mounted bearings, enclosed gearing and precision components across a diverse set of industrial end markets. Dodge primarily operates across the construction and mining aftermarket, food & beverage, warehousing and general machinery verticals. See “— Recent Developments — The Pending Acquisition.”
Recent Developments
The Pending Acquisition
On July 24, 2021, we entered into the Purchase Agreement pursuant to which we agreed to acquire Dodge from ABB. At the closing of the Pending Acquisition, we will purchase all of the outstanding equity interests in certain entities and certain other assets relating to Dodge, for total consideration of approximately $2.9 billion in cash, subject to adjustment as provided for in the Purchase Agreement. A copy of the Purchase Agreement is included as Exhibit 2.1 to the registration statement of which this prospectus is a part and to our Current Report on Form 8-K filed with the SEC on July 26, 2021. The Purchase Agreement has been included as an exhibit to the registration statement of which this prospectus is a part solely to provide you with information relating to its terms. It is not intended to be a source of financial, business or operational information about Dodge, RBC or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement are made only for the purposes of the Purchase Agreement and are made as of specific dates and are solely for the benefit of the parties to the Purchase Agreement. You should not rely upon the representations and warranties in the Purchase Agreement as to factual matters concerning Dodge, RBC or their respective subsidiaries or affiliates.
Financing Transactions
In connection with the Pending Acquisition, we intend to enter into certain financing transactions, including incurring new term loan and revolving credit facilities, issuing senior notes and offering our

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equity securities (collectively, the “Financing Transactions”), the proceeds from which will be used to fund a portion of the cash purchase price for the Pending Acquisition, to pay acquisition-related fees and expenses and for our general corporate purposes. The closing of the Pending Acquisition is not subject to any financing condition and our obligation to pay the purchase price for the Pending Acquisition is supported by a $2.8 billion bridge loan commitment (the “Bridge Facility”) provided by Goldman Sachs Bank USA and by our cash on hand. We expect to replace the Bridge Facility with permanent financing obtained in connection with the Financing Transactions. However, there can be no assurance of when or whether we will be able to consummate the Financing Transactions or whether we will be able to raise sufficient proceeds from the Financing Transactions to replace the Bridge Facility. Further details of the Financing Transactions will be set forth in a prospectus supplement or other offering document, as applicable.
Corporate Information
Our principal executive offices are located at One Tribology Center, 102 Willenbrock Road, Oxford, CT 06478, and our telephone number is (203) 267-7001. Our website is www.rbcbearings.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus or any prospectus supplement and the inclusion of our website address in this prospectus is intended as an inactive textual reference only.

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RISK FACTORS
Investing in our securities involves risks. Before deciding to invest in our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents that are incorporated by reference in this prospectus, including those in our 2021 10-K and the other documents we file with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The occurrence of any of these risks might cause you to lose all or part of your investment in our securities.
Risks Related to the Pending Acquisition
We may not complete the Pending Acquisition within the time frame we anticipate or at all.
The completion of our pending acquisition of Dodge is subject to a number of conditions, including the absence of certain legal impediments. The failure to satisfy all of the required conditions could delay the completion of the Pending Acquisition for a significant period of time or prevent it from occurring at all. A delay in completing the Pending Acquisition could cause us to realize some or all of the benefits later than we otherwise expect to realize them if the Pending Acquisition is successfully completed within the anticipated timeframe, which could result in additional transaction costs or in other negative effects associated with uncertainty about the completion of the pending acquisition.
We may not complete the Financing Transactions on terms acceptable to us, within the time frame we anticipate or at all.
In connection with the Pending Acquisition, we intend to enter into certain Financing Transactions, including incurring new term loan and revolving credit facilities, issuing senior notes and offering our equity securities, the proceeds from which will be used to fund a portion of the cash purchase price for the Pending Acquisition, to pay acquisition-related fees and expenses and for our general corporate purposes. There can be no assurance that we will be able to complete the Financing Transactions on terms acceptable to us, within the time frame we anticipate, or at all. The timing of the Financing Transactions may be affected by a number of factors beyond our control, including the state of the credit markets and the debt and equity capital markets. Global financial and economic conditions have been, and continue to be, disruptive and volatile. To the extent we are unable to consummate one or more of the Financing Transactions and obtain the additional funding necessary to finance the Pending Acquisition, we would be required to draw on the Bridge Facility, which is expected to be a more expensive source of capital than the Financing Transactions. If one or more of the Financing Transactions is delayed or is consummated on terms that are less favorable than anticipated, the price of our common stock may decline to the extent that the current market price of our common stock reflects a market assumption that the Financing Transactions will be consummated on certain terms. If one or more of the Financing Transactions is not consummated, we may be subject to negative publicity in the investment community and our ability to access the credit or capital markets in the future may be adversely affected, which could have a negative impact on our business and liquidity. Additionally, the unaudited pro forma condensed combined financial information incorporated by reference into this prospectus includes adjustments based on certain assumptions relating to the Financing Transactions. Such assumptions may not be an accurate indication of the actual terms of the Financing Transactions. Further details of the Financing Transactions, including the terms thereof, will be set forth in a prospectus supplement or other offering document, as applicable.
We may fail to realize some or all of the anticipated benefits of the Pending Acquisition or those benefits may take longer to realize than expected.
We believe that there are significant benefits and synergies that may be realized through leveraging the products, scale and combined enterprise customer bases of RBC and Dodge. However, the efforts to realize these benefits and synergies will be a complex process and may disrupt both companies’ existing operations if not implemented in a timely and efficient manner. The full benefits of the Pending Acquisition, including any anticipated sales or growth opportunities, may not be realized as expected or may not be achieved within the time frames we anticipate, or at all. Any data on the expected synergies from the Pending Acquisition included in the unaudited pro forma condensed combined financial information that is

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incorporated by reference into this prospectus or any such data included or incorporated by reference into any prospectus supplement is presented for illustrative purposes only and is based on various adjustments, assumptions and preliminary estimates. Such data have not been prepared, reviewed or analyzed by a third-party and may not be an accurate indication of the actual synergies we will realize, if any, upon the consummation of the Pending Acquisition and the integration of Dodge into our business. Failure to achieve the anticipated benefits of the acquisition could adversely affect our results of operations or cash flows, cause dilution to our earnings per share, decrease or delay any accretive effect of the Pending Acquisition and negatively impact the price of our common stock.
In addition, RBC and Dodge will be required to devote significant attention and resources prior to closing to prepare for the post-closing integration and operation of the combined company, and we will be required post-closing to devote significant attention and resources to successfully align our business practices and operations. This process may disrupt the businesses and, if ineffective, would limit the anticipated benefits of the Pending Acquisition.
We may not be able to efficiently integrate Dodge into our operations.
The future success of the Pending Acquisition, including its anticipated benefits and cost savings, depends, in part, on our ability to optimize our operations and integrate Dodge, its systems, operations and personnel into our existing business. These activities will require time and involve dedication of various resources of the Company that would otherwise be dedicated to our existing operations. These integration efforts may accordingly adversely affect our other operations to the extent such efforts take resources or attention away from our other operations. If we experience difficulties in the integration process, the anticipated benefits of the Pending Acquisition may not be realized fully or at all, or may take longer to realize than expected, which could have an adverse effect on us for an undetermined period. There can be no assurance that we will realize the operational or financial gains from the Pending Acquisition that we anticipated when originally determining to acquire Dodge.
Additional challenges, risks and uncertainties we may encounter as part of the integration process include the following:
•
we may face significant costs of integration and compliance with any laws or regulations applicable to the Pending Acquisition or our combined company;

•
we may experience delays in the integration of management teams, strategies, operations, products and services;

•
there may be differences in business backgrounds, corporate cultures and management philosophies that may delay the successful integration of Dodge’s management personnel into our operations;

•
we may be unable to retain key employees after the consummation of the Pending Acquisition;

•
we may not be able to create and enforce uniform standards, controls, procedures, policies and information systems across our combined company;

•
we may face challenges in integrating complex systems, technology, networks and other assets of Dodge into our operations in a seamless manner that minimizes any adverse impact on customers, suppliers, employees and other constituencies;

•
there may be potential unknown liabilities and unforeseen increased expenses or delays associated with the Pending Acquisition, including costs to integrate Dodge beyond current estimates; and

•
we may experience disruptions of, or the loss of momentum in, our or Dodge’s ongoing businesses or inconsistencies in standards, controls, procedures and policies.

Any of these factors could adversely affect our or Dodge’s ability to maintain relationships with customers, suppliers, employees and other constituencies or our ability to achieve the anticipated benefits of the Pending Acquisition, which could reduce each of our company’s earnings or otherwise adversely affect our business and financial results after the Pending Acquisition. These risks are not limited to the Pending Acquisition and could also apply to our future acquisitions.

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We have incurred significant transaction costs and may incur integration costs in connection with the Pending Acquisition.
We have incurred, and expect to continue to incur, significant costs in connection with the Pending Acquisition. We may also incur additional costs as a result of any integration of Dodge into our existing operations, and we may not achieve synergies and other benefits sufficient to offset the incremental costs of the Pending Acquisition. We intend to engage in the Financing Transactions to raise capital to finance the costs we have incurred in connection with the Pending Acquisition. However, there can be no assurance of when, or if, we will be able to complete the Financing Transactions on terms acceptable to us.
The unaudited pro forma condensed combined financial information are presented for illustrative purposes only and our actual financial condition and results of operations following completion of the Pending Acquisition and the Financing Transactions may differ materially.
The unaudited pro forma condensed combined financial information incorporated by reference into this prospectus (i) is presented for illustrative purposes only, (ii) may not be an accurate indication of what results of operations would have been had the Pending Acquisition and the Financing Transactions been completed on the dates assumed, (iii) is based on various adjustments, assumptions and preliminary estimates, and (iv) may not be an accurate indication of our financial condition or results of operations. Our actual financial condition and results of operations following the completion of the integration of Dodge and the consummation of the Financing Transactions may not be consistent with, or evident from, the unaudited pro forma condensed combined financial information. In addition, the assumptions used in preparing the unaudited pro forma condensed combined financial information may not be realized, and other factors may affect our financial condition or results of operations. The pro forma financial information has been derived from the historical financial statements of RBC and Dodge, and certain adjustments and assumptions have been made regarding RBC and Dodge and the Financing Transactions on a pro forma basis. The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

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USE OF PROCEEDS
Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from any sale of our securities by this prospectus to fund a portion of the cash purchase price for the Pending Acquisition, to pay acquisition-related fees and expenses and for our general corporate purposes. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

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DESCRIPTION OF CAPITAL STOCK
The following is a description of the material terms of our amended and restated certificate of incorporation (as amended, the “Certificate of Incorporation”) and amended and restated bylaws (the “Bylaws”). This description may not contain all of the information that is important to you. To understand them fully, you should read our Certificate of Incorporation and Bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, as well as the relevant portions of the Delaware General Corporation Law, as amended (the “DGCL”).
General
The Certificate of Incorporation authorizes RBC to issue (i) 60,000,000 shares of common stock, par value $0.01 per share, and (ii) 10,000,000 shares of preferred stock, $0.01 par value per share. As of July 30, 2021, 25,420,756 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.
Common Stock
Voting Rights.   Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of RBC’s stockholders. Shares of common stock are not entitled to cumulative voting. RBC’s board of directors (“Board”) is staggered with the directors divided into three classes, each of which is up for election every third year so that each director serves a three-year term until their class comes up for election and their successor is duly elected and qualified. Directors are elected by a majority of the votes cast.
Dividends.   Subject to the dividend rights of the holders of any outstanding preferred stock, the holders of shares of common stock are entitled to receive ratably dividends out of assets legally available therefor at such times and in such amounts as the Board may from time to time determine. RBC does not currently pay regular dividends on the common stock.
Liquidation Rights.   Upon the liquidation, dissolution or winding up of RBC’s affairs and subject to the liquidation rights of the holders of any outstanding preferred stock, the holders of shares of common stock are entitled to share ratably in RBC’s assets that are legally available for distribution after payment of all RBC’s debts and liabilities.
No Other Rights.   The common stock is not convertible or redeemable, has no sinking fund rights, and is not entitled to preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities. Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of The Nasdaq Stock Market LLC (which would apply so long as our common stock is listed on Nasdaq) require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock.
Listing.   Shares of our common stock are listed on Nasdaq under the symbol “ROLL.”
Transfer Agent.   The transfer agent for the common stock is Computershare Trust Company, N.A.
Preferred Stock
The preferred stock may be issued from time to time in one or more series. The Board, without further action by its stockholders, has the authority to determine or alter the powers, preferences, rights, qualifications, limitations and restrictions granted to or imposed on unissued shares of preferred stock, and to determine the number of shares constituting any series of preferred stock. Preferred stock terms that the Board could establish relate to voting, dividends, redemption, conversion, exchange, sinking fund, preemption, liquidation and other rights, preferences and privileges.
As of July 30, 2021, there were no shares of preferred stock outstanding. Under the Certificate of Incorporation, our Board may provide for the issuance of shares of preferred stock, without stockholder approval, in such series and with such designations, preferences, conversion or other rights, powers, including voting powers, and qualifications, limitations or restrictions thereof, as the Board deems appropriate. The

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Board could, without stockholder approval, issue shares of preferred stock with voting, conversion and other rights that could adversely affect the voting power and impact other rights of the holders of the common stock. Our Board may issue shares of preferred stock as an anti-takeover measure without any further action by the holders of common stock. This may have the effect of delaying, deferring or preventing a change of control of the Company by increasing the number of shares necessary to gain control of the Company.
If we offer a specific class or series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate of designation establishing the terms of the preferred stock with the SEC. To the extent required, the description will set forth, among other things, the following:
•
the number of shares and designation or title of the shares;

•
dividend rights;

•
the right, if any, to exchange or convert the shares of such series into shares of any other class or classes, or of any other series of the same or any other class or classes of our stock, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments, if any, at which such conversion or exchange may be made;

•
any redemption or sinking fund provisions of the preferred stock;

•
the voting rights, if any, which will apply;

•
the rights of the holders upon our dissolution or upon the distribution of our assets;

•
a discussion of any additional material federal income tax considerations regarding the preferred stock; and

•
any additional rights, preferences, privileges, limitations, and restrictions of the preferred stock.

Anti-Takeover Provisions of RBC’s Charter Documents
Provisions of RBC’s Certificate of Incorporation and Bylaws may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions that might benefit stockholders or in which stockholders might otherwise receive a premium for their shares. These provisions may also prevent or frustrate attempts by RBC’s stockholders to replace or remove management. These include:
•
The Board is divided into three classes so that each director comes up for re-election only once in any three-year period;

•
The Board has the ability to do the following without stockholder approval: (i) issue additional shares of common stock, (ii) set the term of and issue preferred stock, (iii) amend the Bylaws, and (iv) fill vacancies on the Board;

•
Special meetings of the stockholders may be called only by the Board; and

•
Stockholder action may be taken only at an annual or special meeting and not by written consent.

Anti-Takeover Effects of Delaware Law
RBC is subject to Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
•
such transaction is approved by the corporation’s board of directors prior to the date the interested stockholder obtains such status;

•
upon consummation of such transaction, the interested stockholder beneficially owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
the business combination is approved by both the corporation’s board of directors and the vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

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A “business combination” includes mergers, asset sales and other transactions resulting in financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) beneficially 15% or more of the corporation’s voting stock.
Section 203 could prohibit or delay mergers or other takeover or change in control attempts with respect to RBC and, accordingly, may discourage attempts to acquire RBC even though such a transaction may offer stockholders the opportunity to sell their stock at a price above the prevailing market price.

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PLAN OF DISTRIBUTION
We may offer and sell from time to time, together or separately, our securities covered by this prospectus in one or more or any combination of the following transactions:
•
on Nasdaq, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;

•
in negotiated transactions;

•
in underwritten transactions;

•
in “at-the-market” offerings;

•
in block trades;

•
through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•
through a combination of these methods;

•
through any other method permitted by applicable law; and

•
through any other methods described in a prospectus supplement.

We may sell our securities at (i) a fixed price or prices, which may be changed, (ii) prices relating to prevailing market prices at the time of sale, (iii) varying prices determined at the time of sale, or (iv) negotiated prices. The offering price of our securities from time to time will be determined by us, and, at the time of the determination, may be higher or lower than the market price of our common stock on Nasdaq or any other exchange or market.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of any offering of securities covered by this prospectus, including, to the extent applicable:
•
the name or names of the underwriters, dealers, or agents, if any;

•
the purchase price of the securities or other consideration therefor, and the proceeds we will receive from the sale;

•
any over-allotment or other options under which underwriters may purchase additional securities from us;

•
any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•
any public offering price;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange or market on which the securities may be listed.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Our securities may be offered to the public, from time to time, through broker-dealers acting as agent or principal, including through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time. The underwriters will be obligated to purchase all of the offered securities if they purchase any of the offered securities.

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In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell our securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, dealers or agents participating in a distribution of our securities may be deemed to be “underwriters” within the meaning of the Securities Act and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act. To the extent required, we will set forth in a prospectus supplement the name of the dealers or underwriters and the terms of the transaction.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for the applicable securities may be more than two scheduled business days after the trade date for the securities. Accordingly, in such a case, if a purchaser of securities wishes to trade securities on any date prior to the second business day before the original issue date for the securities, they will be required, by virtue of the fact that the securities initially are expected to settle more than two scheduled business days after the trade date for the securities, to make alternative settlement arrangements to prevent a failed settlement.
We may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of our securities, including liabilities arising under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

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LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Kirkland & Ellis LLP, New York, New York. Certain legal matters relating to offerings made in connection with this prospectus will be passed upon for any underwriters or agents, as the case may be, by counsel identified in the prospectus supplement with respect to any offering.

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EXPERTS
The consolidated financial statements of RBC Bearings Incorporated appearing in RBC Bearings Incorporated’s Annual Report (Form 10-K) for the year ended April 3, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The combined financial statements of Dodge as of December 31, 2020 and 2019, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG AG, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report of KPMG AG covering the December 31, 2020 combined financial statements of Dodge contains an emphasis of matter paragraph that states that Dodge has not operated as a standalone entity. These combined financial statements of Dodge have been prepared on a “carve-out” basis and have been derived from the consolidated financial statements and accounting records of ABB. See “Basis of Presentation.”

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth the various expenses payable by the registrant in connection with the securities being registered hereby. Except as otherwise noted, all of the fees set forth below are estimates.
SEC registration fee	$(1)
Stock exchange and other listing fees	(2)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Registrar and transfer agent fees	(2)
Financial printing and miscellaneous expenses	(2)
Total	$(2)

(1)
Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.

(2)
An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers
Section 102 of the DGCL allows a corporation to eliminate or limit the personal liability of directors to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached such director’s duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or engaged in a transaction from which the director obtained an improper personal benefit.
Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies if (i) such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful or, (ii) to the extent that such person is a present or former director or officer of a corporation, such person is successful on the merits or otherwise in defense of any action, suit or proceeding. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and with the further limitation that in such actions no indemnification shall be made in the event such person is adjudged to be liable to the corporation, unless a court determines that in light of all the circumstances indemnification should apply.
Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions to the full amount of the dividend unlawfully paid or the purchase or redemption of the corporation’s stock, with interest from the time such liability accrued. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing such director’s dissent to such actions to be entered on the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Our Certificate of Incorporation provides that no director will be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.
Our Certificate of Incorporation provides that we will indemnify, to the fullest extent permitted by the DGCL, any person made or threatened to be made a party to any action or is involved in a proceeding by reason of the fact that the person is or was our director or officer or, while our director or officer, is or was serving at the request of RBC as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan. Expenses incurred by a director or officer in defending against such legal proceedings are payable before the final disposition of the action, provided that the director or officer undertakes to repay us if it is later determined that they are not entitled to indemnification. Our Certificate of Incorporation also provides that, subject to applicable law, we may grant rights to indemnification and advancement of expenses to persons other than our directors and officers with such scope and effect as we may then determine.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
We maintain insurance to protect us and our directors and officers, subject to certain policy limits, deductible amounts and exclusions, against any expense, liability or loss, that such persons must pay resulting from claims made against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged whether or not we would have the power to indemnify such persons against such expense, liability or loss under applicable law.
The form of underwriting agreement to be filed by post-effective amendment or pursuant to a Current Report on Form 8-K and incorporated herein by reference as Exhibit 1.1 may provide for indemnification, under certain circumstances, by the underwriters of us and our officers and directors for certain liabilities arising under the Securities Act or otherwise.
Item 16.   Exhibits
Exhibit No.	Document
1.1*	Form of Underwriting Agreement.
2.1**	Stock and Asset Purchase Agreement dated as of July 24, 2021 by and between ABB Asea Brown Boveri Ltd as Seller and RBC Bearings Incorporated as Purchaser (incorporated by reference to Exhibit 2.1 of RBC’s Current Report on Form 8-K filed with the SEC on July 26, 2021).
4.1**	Form of stock certificate for common stock (incorporated by reference to Exhibit 4.3 to Amendment No. 3 to Registration Statement on Form S-1 dated August 4, 2005).
4.2**	Description of Capital Stock (incorporated by reference to Exhibit 4.1 of RBC’s Quarterly Report on Form 10-Q dated November 1, 2019).
5.1	Opinion of Kirkland & Ellis LLP.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm for RBC.
23.2	Consent of KPMG AG, independent auditors of Dodge.
23.3	Consent of Kirkland & Ellis LLP (included as part of Exhibit 5.1).
24.1	Power of Attorney (included in the signature pages).

*
To be filed by post-effective amendment or pursuant to a Current Report on Form 8-K and incorporated herein by reference.

**
Previously filed.

Item 17.   Undertakings
(a) The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oxford, State of Connecticut, on September 20, 2021.
RBC BEARINGS INCORPORATED
By:
/s/ Michael J. Hartnett

Name:
Michael J. Hartnett

Title:
Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Michael J. Hartnett and John J. Feeney, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to execute any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto such attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Position
/s/ Michael J. Hartnett Michael J. Hartnett	Chairman, President and Chief Executive Officer (Principal Executive Officer)	September 20, 2021
/s/ Robert M. Sullivan Robert M. Sullivan	Chief Financial Officer (Principal Financial and Accounting Officer)	September 20, 2021
/s/ Daniel A. Bergeron Daniel A. Bergeron	Chief Operating Officer and Director	September 20, 2021
/s/ Michael H. Ambrose Michael H. Ambrose	Director	September 20, 2021
/s/ Richard R. Crowell Richard R. Crowell	Director	September 20, 2021
/s/ Dolores J. Ennico Dolores J. Ennico	Director	September 20, 2021

Name	Position
/s/ Dr. Steven H. Kaplan Dr. Steven H. Kaplan	Director	September 20, 2021
/s/ Alan B. Levine Alan B. Levine	Director	September 20, 2021
/s/ Edward D. Stewart Edward D. Stewart	Director	September 20, 2021